UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

MENTOR GRAPHICS CORPORATION
(Exact name of registrant as specified in charter)

OREGON	1-34795	93-0786033

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD	97070-7777
WILSONVILLE, OR
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 28, 2011, Mentor Graphics Corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) has concluded that the $17 per share proposal made by Carl Icahn and certain of his affiliated entities (collectively, the “Icahn Entities”) undervalues the Company and its future prospects.  The Company also announced that the Board has determined that the Icahn Entities’ proposal that the Company put itself up for sale to a strategic buyer entails significant commercial and regulatory risk and is therefore not in the best interest of the Company and its shareholders.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Mentor Graphics Corporation dated March 28, 2011

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION

Date: March 28, 2011	By:	/s/ Dean M. Freed

Dean M. Freed
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Mentor Graphics Corporation dated March 28, 2011